THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE  REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

MASTER SILICON CARBIDE INDUSTRIES, INC.

 (A Delaware Corporation)

 CONVERTIBLE  NOTE

DATE:   September 21, 2009

FOR VALUE RECEIVED, Master Silicon Carbide Industries, Inc. a Delaware corporation (the “Company”), hereby unconditionally promises to pay to Vicis Capital Master Fund (together with its registered assigns, the “Holder”) on the Maturity Date, as defined below, the principal sum of TEN MILLION DOLLARS (U.S. $10,000,000), and to pay to the Holder interest on the unpaid principal amount of this Note as provided in Article I hereof.  Capitalized terms used but not otherwise defined herein have the respective meanings given to such terms in Article V hereof.

ARTICLE I

PRINCIPAL

Section 1.1          Principal.  The entire unpaid principal amount of this Note shall be paid on the Maturity Date.   Promptly following the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

Section 1.2           Interest.  No interest shall be payable on this Note.

ARTICLE II

PAYMENTS

Section 2.1          Payments Generally.  All payments of principal to be made by the Company in respect of this Note shall be made in Dollars by delivery to the Holder, at the address the Holder provides to the Company, not later than 12:00 noon New York time on the date on which such payment shall be due.  If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day.  All payments by the Company under this Note will be made without setoff or counterclaim and free and clear of, and without deductions for, any taxes, fees or other expenses or claims of any kind.

Section 2.2          Prepayments.  At any time, and from time to time, the Company may, at its option, prepay this Note (in an amount up to but not exceeding the unpaid principal amount hereof) in whole or in part without premium or penalty.

ARTICLE III

CONVERSION

Section 3.1           Automatic Conversion.   Within three business days  following  completion of the proposed merger (the “Change of Domicile”) of the Company with and  into a Nevada subsidiary with the Nevada subsidiary being the surviving corporation   this  Note shall be automatically converted  into shares of Series B Preferred Stock (“Shares”) of the Nevada corporation at the Conversion Rate (as defined below).  The Shares shall have the rights and preferences set forth in the Certificate of Designation, a copy of which is attached hereto.  The number of Shares issuable upon conversion of the Note shall be determined by dividing (x) the principal amount of the Note by (y) the Conversion Price (the "Conversion Rate").  "Conversion Price" means $10.87 per Share.

Section 3.3          Mechanics of  Conversion.  The holder shall surrender this Note (or an indemnification undertaking in respect of this Note in the case of its loss, theft or destruction) to a common carrier for delivery to the Company as soon as practicable on or following automatic conversion of the Note.   On or before the third (3rd) day following the date of receipt of the Note, the Company shall deliver a certificate, registered in the name of the holder or its designee, for the number of Shares to which the holder shall be entitled.

ARTICLE IV

EVENTS OF DEFAULT

Section 4.1          Event of Default.  "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           default in the payment of the outstanding principal amount of this Note at its Maturity Date; or

(b)           a default by the Company of any of its obligations (other than (a) and (b) above) under this Note which shall not have been cured within 10 days after notice from the holder of such default.

(c)           the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under Federal bankruptcy law or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; or

(d)           the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or state law, or the consent by the Company to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

Section 4.2           Acceleration of Note.  If an Event of Default occurs and is continuing, then and in every such case the Holder may declare the outstanding principal amount of this Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable.  Notwithstanding the foregoing, if an Event of Default referenced in paragraph (c) or paragraph (d) of Section 4.1 occurs, the outstanding principal amount of this Note shall automatically become due and payable immediately without any declaration or other action on the part of the Holder.  At any time after the outstanding principal amount of this Note shall become immediately due and payable and before a judgment or decree for payment of the money due has been obtained, the Holder, by written notice to the Company, may rescind and annul any acceleration and its consequences.

ARTICLE V

DEFINITIONS

Section 5.1           Definitions.  The following terms shall have the meanings set forth below:

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the Province of Ontario are authorized or obligated to close.

“Dollars” and “$” means lawful money of the United States of America.

“Maturity Date” shall mean December 31, 2009.

“Note” means this Promissory Note of the Company issued to the holder, as modified and supplemented and in effect from time to time.

“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

ARTICLE VI

MISCELLANEOUS

Section 6.1           Governing Law; Jurisdiction.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws provisions thereof.  The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Courts of the State of New York in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of New York.  The Company hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to above, and hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  The Company irrevocably consents to service of process in the manner provided for notices below.  Nothing in this Agreement will affect the right of the Holder to serve process in any other manner permitted by law.

Section 6.2           Successors.  All agreements of the Company in this Note shall bind its successors and permitted assigns (including, without limitation, the surviving entity from the Company’s proposed reincorporation into the State of Nevada, which entity shall take all steps reasonably necessary to file the Certificate of Designation and issue the Shares following the Conversion Date).  This Note shall inure to the benefit of the Holder and its permitted successors and assigns.  The Company shall not delegate any of its obligations hereunder without the prior written consent of Holder.

Section 6.3           Amendment, Modification or Waiver.  No provision of this Note may be amended, modified or waived except by an instrument in writing signed by the Company and the Holder.

Section 6.4           Legend.  This Note, and any note issued in exchange or substitution for this Note, shall bear the legend appearing on the first page hereof.

Section 6.5           Notices.  All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by telecopy) at the following addresses:

If  to the Company:

Master Silicon Carbide Industries, Inc.
558 Lime Rock Road
Lakeville, Connecticut 06039
Telephone: (860) 435-7000
Facsimile: (860) 435-6540

and to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, NY 10022
Attention: Darren L. Ofsink, Esq.
Facsimile No: 212-688-7273

If to Investor:

Vicis Capital Master Fund,
c/o Vicis Capital,  LLC
126 East 56th Street, 7th Floor,
New York, NY 10022.
Tel. No.: 212-909-4600
Fax No.: 212-909-4601

Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

Section 6.6           Delay or Omission Not Waiver.  No failure or delay on the part of the holder in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an authorized officer thereof as of the date and year first above written.

MASTER SILICON CARBIDE INDUSTRIES, INC.

By:	/s/ John D. Kuhns
Name:	John D. Kuhns
Title:	CEO and President